UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

(312) 496-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 15, 2013, L. Kevin Kelly resigned as the Chief Executive Officer and a member of the Board of Directors of Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company”) and from all executive and director positions with the Company’s subsidiaries. Mr. Kelly, an accomplished search professional, will continue with the Company as a senior partner in Heidrick & Struggles’ CEO and Board practice.

Also on July 15, 2013 the Company’s Board of Directors appointed Jory J. Marino to serve as the Company’s Interim Chief Executive Officer. Mr. Marino (age 62) has served as the Company’s Vice Chairman and Region Leader, Americas since November 14, 2012 and is a senior member of the firm’s Financial Services Practice. He has held a number of senior operating and practice leadership roles with Heidrick & Struggles, including the Company’s Functional Practices, Global CIO Practice and Managing Partner, North America. Mr. Marino joined the Company in 1999 upon the Company’s acquisition of Sullivan & Company, where he was a founding partner and senior managing director.

Item 7.01 Regulation FD Disclosure.

On July 15, 2013, the Company issued a press release announcing Mr. Kelly’s resignation as CEO and a director and the Company’s appointment of Mr. Marino as Interim Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished as part of this Report on Form 8-K:

99.01   Heidrick & Struggles International, Inc. Press Release dated July 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Date: July 15,2013	/s/ Stephen W. Beard
General Counsel, Chief Administrative Officer and Secretary